Exhibit 1.01

Vista Outdoor Inc.
Conflict Minerals Report

For the reporting period from January 1, 2019 to December 31, 2019

This report (the “Report”) of Vista Outdoor Inc. (together with our consolidated subsidiaries, “Vista Outdoor,” “we,” “our,” and “us”), for the year ended December 31, 2019 is presented to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which require public companies, including Vista Outdoor, to provide certain disclosures about conflict minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by the company. These rules require that, if we have reason to believe that any of the conflict minerals in our supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, we must conduct due diligence on the source and chain of custody of such conflict minerals. “Conflict minerals,” or “3TG,” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

This Conflict Minerals Report describes the measures we have taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in our products manufactured during the 2019 calendar year (the “Reporting Period”).

I.	Company and Product Overview

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. Vista Outdoor is headquartered in Anoka, Minnesota and has 14 manufacturing and distribution facilities in the United States, Canada, Mexico, and Puerto Rico along with international customer service, sales and sourcing operations in Asia and Europe.

Certain Vista Outdoor products (“Covered Products”) contain materials and components that contain 3TG. Due to the depth of the supply chain, we are far removed from the mining of 3TG ores and the smelters/refiners that process those ores; the efforts we undertook to identify the countries of origin of those ores reflect our circumstances and downstream position in the supply chain. Further, the amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe that the smelters and refiners of the 3TG contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials they supply to us.

II.	Reasonable Country of Origin Inquiry

Our conflict minerals due diligence process began with a reasonable country of origin inquiry (“RCOI”) for all conflict minerals known to be contained in products that we manufactured or contracted to be manufactured during the Reporting Period. To implement the RCOI, the companies that provide relevant parts, materials and finished goods directly to Vista Outdoor (our “first tier suppliers”) were engaged to collect information regarding the presence and sourcing of conflict minerals used in those products. Information was collected, stored and evaluated largely using an online platform provided by a third party vendor.

Our supplier engagement included the following steps:

•
An introductory email was sent to all of our first tier suppliers and those of our licensees (hereinafter, collectively referred to as “suppliers”) describing our Conflict Minerals Compliance Program and requesting information concerning the presence of conflict minerals in the supplier’s products.

•
Following that introductory email, a subsequent email was sent to suppliers containing registration information and a survey request link for the online data collection platform, which utilized the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict Free Sourcing Initiative (the “CFSI”).

•
Our suppliers also were provided access to a Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) sponsored by the third party vendor as an educational tool to facilitate a deeper understanding of our Conflict Minerals Compliance Program, supporting regulation and frequently asked questions concerning conflict minerals tracing.

•	Up to five additional reminder emails were sent to any non-responsive supplier from whom we requested survey completion.

•
Suppliers who remained non-responsive to email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, providing further information about our Conflict Minerals Compliance Program, explaining why the information was being collected, explaining how the information would be used and clarifying how the needed information could be provided.

The third party vendor assisted in evaluating supplier responses for plausibility, consistency and gaps, both in terms of information on the products that were stated to contain or not contain necessary conflict minerals and information on the origin of those conflict minerals. The third party vendor also followed up with suppliers to address issues including implausible statements regarding the presence of conflict minerals, incomplete data on CMRTs, responses that did not identify smelters or refiners (“SORs”) and responses that indicated sourcing location without complete supporting information from the supply chain.

A total of 681 suppliers were contacted as part of our RCOI process. The response rate among these suppliers was 40%. Of these responding suppliers, 13% indicated that certain components they produce contain one or more conflict minerals.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. The Company does not purchase conflict minerals directly from SORs and, therefore, must rely on its suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Based on the results of our RCOI, which indicated that one or more of our product components contained conflict minerals that may have originated in the Covered Countries and may not be from recycled or scrap sources, we exercised due diligence on the source and chain of custody of those conflict minerals as described below.

III.	Due Diligence Measures Performed by Vista Outdoor
We designed our conflict minerals due diligence process to conform, in all material respects, with the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”). The design of our due diligence process took into account the recommendations of the OECD Guidance for “downstream” companies (those entities in the minerals supply chain from the SORs to retailers).

In accordance with the OECD Guidance, our due diligence measures included the following:

Establishing Strong Company Management Systems

•
We maintain a multi-disciplinary internal team to implement our due diligence measures. Our Conflict Minerals project team is headed by our Compliance team, and includes members of our supply chain and legal departments. We also engaged a third-party vendor to support our Conflict Minerals Program.

•	We have adopted a Supplier Social Responsibility Code that is provided to our suppliers, and addresses topics including our Conflict Minerals and due diligence expectations.

•
We employ a system of controls and transparency over our mineral supply chain through the use of the due diligence tools developed by the CFSI, including the CMRT, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.

•	We maintain a company-level grievance mechanism, as described in our Code of Business Ethics, which enables employees and others to report concerns.

Identifying and Assessing Risk in Our Supply Chain

•
For the Reporting Period, we identified and assessed risks in our supply chain through engagement with suppliers as discussed in Section II of this Report, including through the CMRT survey process and by evaluating suppliers’ responses to the CMRT.

Designing and Implementing a Strategy to Respond to Supply Chain Risks

•
In order to assess the due diligence practices of the SORs reported to us by suppliers that were known or reasonably believed to have sourced from a Covered Country or that had unknown sourcing, the third party vendor attempted to match each SOR on the list to available lists of SORs that have been certified, or are in the process of being certified, by internationally recognized third party audit programs, such as the CFSI’s Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain of Custody Certification program.

•
If the SOR is not certified by any of these internationally recognized programs, the third-party vendor attempted to contact the SOR to gain more information about the SOR’s sourcing practices, including countries of origin, as well as whether the SOR uses any internal due diligence procedures or other processes to track the chain of custody of its mineral ores. In addition, Internet research was also performed to determine whether there are any additional sources of information regarding the SOR’s sourcing practices.

•	The Conflict Minerals project team reports to senior management on the status of our survey and due diligence processes.

Carrying out Independent Third-Party Audits of Supply Chain Due Diligence

•
We do not have direct relationships with SORs and we do not perform direct audits of SORs’ supply chains for conflict minerals. However, we support the development and implementation of, and SORs’ participation in, independent third-party audits of SORs’ sourcing practices, such as the CFSI’s Conflict-Free Smelter Program.

Reporting on Supply Chain Due Diligence

•	We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission.

•	Our Conflict Minerals Report is publicly available on our website at http://vistaoutdoor.com/social-responsibility/.

IV.	Smelters or Refiners and Country of Origin of Conflict Minerals

Based on our due diligence efforts, we do not have conclusive information regarding the country of origin of, or SORs used to process, the necessary conflict minerals in the Covered Products for the Reporting Period. Annex A below includes a list of the SORs that our suppliers reported as being in their supply chains, as well as an aggregated list of the countries of origin from which we believe the reported SORs collectively source conflict minerals, based on our review of data from several sources, including information provided by suppliers and information the third party vendor has obtained through engagement with SORs. In many cases, the SOR information provided to us by our suppliers was produced at a company or divisional level based on all of their products as a whole, rather than being limited to the specific products supplied to Vista Outdoor. In addition, many of the supplier responses were incomplete as all minerals supply chain participants continue to map their upstream supply chains. As a result, we are unable to determine whether all of the SORs listed below actually processed conflict minerals used in the Covered Products for the Reporting Period.

Our efforts to determine the mine or location of origin of the conflict minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report, including our efforts to seek information from suppliers using the CMRT.

V.	Future Measures to Mitigate Risk
We continue to evaluate our supplier relationships to promote compliance with our Conflict Minerals Policy and mitigate the risk that the conflict minerals contained in our products could benefit armed groups in the Covered Countries. We are committed to continuously improving our supply chain due diligence efforts using the following measures:

•	Continuing to assess the presence of conflict minerals in our supply chain;

•	Continuing to communicate expectations to our suppliers with regard to sourcing of conflict minerals, supplier performance, and transparency;

•	Continuing engagement with suppliers and working to increase the response rate to the CMRT;

•	Implementing internal measures to strengthen our engagement with suppliers on these issues; and

•	Continuing to compare RCOI results to information collected through independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter Program.

Annex A

Tungsten	* A.L.M.T. TUNGSTEN Corp.
Tungsten	* ACL Metais Eireli
Gold	* Advanced Chemical Company
Gold	* Aida Chemical Industries Co., Ltd.
Gold	* Al Etihad Gold Refinery DMCC
Gold	* Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	* Almalyk Mining and Metallurgical Complex (AMMC)
Tin	* Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Gold	* AngloGold Ashanti Corrego do Sitio Mineracao
Gold	* Argor-Heraeus S.A.
Gold	* Asahi Pretec Corp.
Gold	* Asahi Refining Canada Ltd.
Gold	* Asahi Refining USA Inc.
Gold	* Asaka Riken Co., Ltd.
Tantalum	* Asaka Riken Co., Ltd.
Tungsten	* Asia Tungsten Products Vietnam Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	* AU Traders and Refiners
Gold	* Aurubis AG
Gold	* Bangalore Refinery
Gold	* Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	* Boliden AB
Gold	* C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	* CCR Refinery - Glencore Canada Corporation
Gold	* Cendres + Metaux S.A.
Tantalum	* Changsha South Tantalum Niobium Co., Ltd.
Tungsten	* Chenzhou Diamond Tungsten Products Co., Ltd.
Tin	* Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	* Chifeng Dajingzi Tin Industry Co., Ltd.
Gold	* Chimet S.p.A.
Tin	* China Tin Group Co., Ltd.
Tungsten	* Chongyi Zhangyuan Tungsten Co., Ltd.
Gold	Chugai Mining
Tin	* CV Ayi Jaya
Tin	* CV Dua Sekawan
Tin	* CV Gita Pesona
Tin	* CV United Smelting
Tin	* CV Venus Inti Perkasa
Tantalum	* D Block Metals, LLC
Gold	* Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	* DODUCO Contacts and Refining GmbH
Gold	* Dowa
Tin	* Dowa
Gold	* DSC (Do Sung Corporation)

Gold	* Eco-System Recycling Co., Ltd.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	* EM Vinto
Gold	* Emirates Gold DMCC
Tin	Estanho de Rondonia S.A.
Tantalum	* Exotech Inc.
Tantalum	* F&X Electro-Materials Ltd.
Tin	* Fenix Metals
Tantalum	* FIR Metals & Resource Ltd.
Tungsten	* Fujian Jinxin Tungsten Co., Ltd.
Tungsten	* Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	* Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	* Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	* Ganzhou Seadragon W & Mo Co., Ltd.
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	* Geib Refining Corporation
Tin	* Gejiu Fengming Metallurgy Chemical Plant
Tin	* Gejiu Kai Meng Industry and Trade LLC
Tin	* Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	* Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	* Gejiu Zili Mining And Metallurgy Co., Ltd.
Tantalum	* Global Advanced Metals Aizu
Tantalum	* Global Advanced Metals Boyertown
Tungsten	* Global Tungsten & Powders Corp.
Gold	* Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Tin	* Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Gold	Guangdong Jinding Gold Limited
Tantalum	* Guangdong Rising Rare Metals-EO Materials Ltd.
Tungsten	* Guangdong Xianglu Tungsten Co., Ltd.
Tantalum	* Guangdong Zhiyuan New Material Co., Ltd.
Tin	* Guanyang Guida Nonferrous Metal Smelting Plant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Tantalum	* H.C. Starck Co., Ltd.
Tantalum	* H.C. Starck Hermsdorf GmbH
Tantalum	* H.C. Starck Inc.
Tantalum	* H.C. Starck Ltd.
Tantalum	* H.C. Starck Smelting GmbH & Co. KG
Tungsten	* H.C. Starck Smelting GmbH & Co. KG
Tantalum	* H.C. Starck Tantalum and Niobium GmbH
Tungsten	* H.C. Starck Tungsten GmbH
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	* HeeSung Metal Ltd.
Gold	* Heimerle + Meule GmbH
Tantalum	* Hengyang King Xing Lifeng New Materials Co., Ltd.
Gold	* Heraeus Metals Hong Kong Ltd.
Gold	* Heraeus Precious Metals GmbH & Co. KG
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	* Huichang Jinshunda Tin Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.

Tungsten	* Hunan Chenzhou Mining Co., Ltd.
Tungsten	* Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	* Hunan Chunchang Nonferrous Metals Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Tungsten	* Hydrometallurg, JSC
Gold	* Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	* Ishifuku Metal Industry Co., Ltd.
Gold	* Istanbul Gold Refinery
Gold	* Italpreziosi
Gold	* Japan Mint
Tungsten	* Japan New Metals Co., Ltd.
Tungsten	* Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Gold	* Jiangxi Copper Co., Ltd.
Tantalum	* Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tungsten	* Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tin	* Jiangxi New Nanshan Technology Ltd.
Tungsten	* Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tantalum	* Jiangxi Tuohong New Raw Material
Tungsten	* Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	* Jiangxi Yaosheng Tungsten Co., Ltd.
Tantalum	* Jiujiang Janny New Material Co., Ltd.
Tantalum	* JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	* Jiujiang Tanbre Co., Ltd.
Tantalum	* Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	* JSC Uralelectromed
Gold	* JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys Smelting LLC
Gold	* Kazzinc
Tantalum	* KEMET Blue Metals
Tantalum	* Kemet Blue Powder
Tungsten	* Kennametal Fallon
Tungsten	* Kennametal Huntsville
Gold	* Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	* Kojima Chemicals Co., Ltd.
Gold	* Korea Zinc Co., Ltd.
Gold	* Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	* L'Orfebre S.A.
Tantalum	* LSM Brasil S.A.
Gold	* LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tin	* Magnu's Minerais Metais e Ligas Ltda.
Tin	* Malaysia Smelting Corporation (MSC)
Tungsten	* Malipo Haiyu Tungsten Co., Ltd.

Gold	* Marsam Metals
Tungsten	* Masan Tungsten Chemical LLC (MTC)
Gold	* Materion
Gold	* Matsuda Sangyo Co., Ltd.
Tin	* Melt Metais e Ligas S.A.
Tin	* Metallic Resources, Inc.
Tin	* Metallo Belgium N.V.
Tin	* Metallo Spain S.L.U.
Tantalum	* Metallurgical Products India Pvt., Ltd.
Gold	* Metalor Technologies (Hong Kong) Ltd.
Gold	* Metalor Technologies (Singapore) Pte., Ltd.
Gold	* Metalor Technologies (Suzhou) Ltd.
Gold	* Metalor Technologies S.A.
Gold	* Metalor USA Refining Corporation
Gold	* Metalurgica Met-Mex Penoles S.A. De C.V.
Tantalum	* Mineracao Taboca S.A.
Tin	* Mineracao Taboca S.A.
Tin	* Minsur
Gold	* Mitsubishi Materials Corporation
Tin	* Mitsubishi Materials Corporation
Gold	* Mitsui Mining and Smelting Co., Ltd.
Tantalum	* Mitsui Mining and Smelting Co., Ltd.
Gold	* MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Tin	* Modeltech Sdn Bhd
Tungsten	* Moliren Ltd.
Gold	Morris and Watson
Gold	Morris and Watson Gold Coast
Gold	* Moscow Special Alloys Processing Plant
Gold	* Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tungsten	* Niagara Refining LLC
Gold	* Nihon Material Co., Ltd.
Tantalum	* Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	* NPM Silmet AS
Tin	* O.M. Manufacturing (Thailand) Co., Ltd.
Tin	* O.M. Manufacturing Philippines, Inc.
Gold	* Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	* Ohura Precious Metal Industry Co., Ltd.
Gold	* OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	* OJSC Novosibirsk Refinery
Tin	* Operaciones Metalurgical S.A.
Gold	* PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Tungsten	* Philippine Chuangxin Industrial Co., Inc.
Gold	* Planta Recuperadora de Metales SpA
Tantalum	* Power Resources Ltd.
Gold	* Prioksky Plant of Non-Ferrous Metals

Gold	* PT Aneka Tambang (Persero) Tbk
Tin	* PT Aries Kencana Sejahtera
Tin	* PT Artha Cipta Langgeng
Tin	* PT ATD Makmur Mandiri Jaya
Tin	* PT Babel Inti Perkasa
Tin	* PT Bangka Prima Tin
Tin	* PT Bangka Serumpun
Tin	* PT Bangka Tin Industry
Tin	* PT Belitung Industri Sejahtera
Tin	* PT Bukit Timah
Tin	* PT DS Jaya Abadi
Tin	* PT Inti Stania Prima
Tin	* PT Karimun Mining
Tin	* PT Kijang Jaya Mandiri
Tin	* PT Menara Cipta Mulia
Tin	* PT Mitra Stania Prima
Tin	* PT Panca Mega Persada
Tin	* PT Premium Tin Indonesia
Tin	* PT Prima Timah Utama
Tin	* PT Rajehan Ariq
Tin	* PT Refined Bangka Tin
Tin	* PT Sariwiguna Binasentosa
Tin	* PT Stanindo Inti Perkasa
Tin	* PT Sukses Inti Makmur
Tin	* PT Sumber Jaya Indah
Tin	* PT Timah (Persero) Tbk Kundur
Tin	* PT Timah (Persero) Tbk Mentok
Tin	* PT Tinindo Inter Nusa
Tin	* PT Tommy Utama
Gold	* PX Precinox S.A.
Tantalum	* QuantumClean
Gold	* Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	* REMONDIS PMR B.V.
Tantalum	* Resind Industria e Comercio Ltda.
Tin	* Resind Industria e Comercio Ltda.
Gold	* Royal Canadian Mint
Tin	* Rui Da Hung
Gold	* SAAMP
Gold	Sabin Metal Corp.
Gold	* Safimet S.p.A
Gold	Sai Refinery
Gold	* Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	* SAXONIA Edelmetalle GmbH
Gold	* SEMPSA Joyeria Plateria S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	* Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	* Sichuan Tianze Precious Metals Co., Ltd.
Gold	* Singway Technology Co., Ltd.

Gold	* SOE Shyolkovsky Factory of Secondary Precious Metals
Tin	* Soft Metais Ltda.
Gold	* Solar Applied Materials Technology Corp.
Tantalum	* Solikamsk Magnesium Works OAO
Tungsten	* South-East Nonferrous Metal Company Limited of Hengyang City
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	* Sumitomo Metal Mining Co., Ltd.
Gold	* SungEel HiMetal Co., Ltd.
Tin	Super Ligas
Gold	* T.C.A S.p.A
Tantalum	* Taki Chemical Co., Ltd.
Gold	* Tanaka Kikinzoku Kogyo K.K.
Tungsten	* Tejing (Vietnam) Tungsten Co., Ltd.
Tantalum	* Telex Metals
Tin	* Thaisarco
Gold	* The Refinery of Shandong Gold Mining Co., Ltd.
Gold	* Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	* Torecom
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tantalum	* Ulba Metallurgical Plant JSC
Gold	* Umicore Brasil Ltda.
Gold	* Umicore Precious Metals Thailand
Gold	* Umicore S.A. Business Unit Precious Metals Refining
Tungsten	* Unecha Refractory Metals Plant
Gold	* United Precious Metal Refining, Inc.
Gold	* Valcambi S.A.
Gold	* Western Australian Mint (T/a The Perth Mint)
Tin	* White Solder Metalurgia e Mineracao Ltda.
Gold	* WIELAND Edelmetalle GmbH
Tungsten	* Wolfram Bergbau und Hutten AG
Tungsten	* Woltech Korea Co., Ltd.
Tungsten	* Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	* Xiamen Tungsten Co., Ltd.
Tungsten	* Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	* Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tantalum	* XinXing Haorong Electronic Material Co., Ltd.
Gold	* Yamakin Co., Ltd.
Tantalum	* Yanling Jincheng Tantalum & Niobium Co., Ltd.
Gold	* Yokohama Metal Co., Ltd.
Tin	* Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Tin	* Yunnan Tin Company Limited
Gold	* Zhongyuan Gold Smelter of Zhongjin Gold Corporation

*Denotes SORs that have received a “conflict free” designation from an independent third party audit program as of April 15, 2019.

We believe that the countries of origin for the conflict minerals processed by these SORs include Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African

Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe.